UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 17, 2010

GENTA INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19635	33-0326866
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Connell Drive Berkeley Heights, NJ	07922
(Address of Principal Executive Offices)	(Zip Code)

(908) 286-9800
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

As previously reported:

•
On April 2, 2009, Genta Incorporated, a Delaware corporation (the “Company”), issued to certain accredited institutional investors in a private placement $6 million of senior secured convertible notes (the “April 2009 Notes”).  Pursuant to the terms of the securities purchase agreement between the Company and such investors dated April 2, 2009 (the “April 2009 Purchase Agreement”), the investors had the right to purchase in whole or in part the remaining $6 million of principal amount of the April 2009 Notes under the April 2009 Purchase Agreement (the “Purchase Option”).  Such Purchase Options would expire upon the earlier of April 2, 2012 or three months after the Company receives United States or European approval of Genasense®.

•
Also on April 2, 2009, the Company entered into a consent agreement (the “Consent Agreement”) with the holders of the 2008 Notes under which the Company granted such holders the right to purchase April 2009 Notes equal to the principal amount of the 2008 Notes currently held by such holder (the “Purchase Rights”).  Such Purchase Rights would expire upon the earlier of April 2, 2012 or three months after the Company receives United States or European approval of Genasense®.

•
On March 5, 2010, the Company and the holders of two-thirds of the outstanding Purchase Rights and Purchase Options agreed to amend the Purchase Rights and Purchase Options to (i) provide that a new form of senior unsecured convertible note (referred to by the Company as the “F Note”) would be issued upon exercise of such Purchase Rights or Purchase Options and (ii) shorten the expiration of these Purchase Rights and Purchase Options upon the later of: (i) the date that is two weeks after the AGENDA Results Date (as defined in the F Note) and (ii) March 30, 2011.  The F Note has an initial conversion price of $0.01 per share.  Using the current conversion price of the F Notes, the aggregate Purchase Options for a principal amount of $6 million of F Notes would be convertible into 600,000,000 shares of the Company’s Common Stock, and the aggregate Purchase Rights for a principal amount of $8,319,076.48 of F Notes would be convertible into 831,907,648 shares of the Company’s Common Stock.  In the event the conversion price of the F Notes adjusts pursuant to the terms of the F Notes, the maximum number of shares issuable upon conversion of the F Notes would increase.

On March 17, 2010 and March 22, 2010, three of the Company’s investors exercised their Purchase Options for an aggregate principal amount of $860,000 of F Notes, which would currently be convertible into 86,000,000 shares of the Company’s Common Stock.  Additionally, one of such investors also exercised its Purchase Right for an aggregate principal amount of $19,256 of F Notes, which would currently be convertible into 1,925,600 shares of the Company’s Common Stock.  The F Notes issued on March 17, 2010 and March 22, 2010 and the Common Stock issuable upon conversion of the F Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements.  The Company believes that the issuance of the securities in this transaction was exempt from registration under Section 4(2) of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTA INCORPORATED

By:	/s/ Gary Siegel
Name:Gary Siegel
Title:Vice President, Finance

Dated:  March 23, 2010